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                                                                    Exhibit 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated May 28, 2002 relating to the financial statement of Vertex Aerospace, Inc. and of our reports dated March 27, 2002 relating to the financial statements and financial statement schedule of RAAH I, LLC and of Raytheon Aerospace Company, a wholly owned subsidiary of Raytheon Aircraft Holdings, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
July 2, 2002